UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006 (November 29, 2006)

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 18th Street, Suite 1740, Denver, Colorado 80202
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (303) 629-1122

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2006, Rancher Energy Corp., a Nevada corporation (the “Company”), and Wyoming Mineral Exploration, LLC, a Wyoming limited liability company (“WME”), entered into that certain Amendment to Purchase and Sale Agreement (the “PSA”) between the Company and WME dated August 10, 2006 (the “Amendment”). Capitalized terms used in this Item 1.01 and not otherwise defined shall have the meanings contained in the PSA, which was attached as Exhibit 10.9 to the Form 10-Q the Company filed with the Commission on August 22, 2006.

Pursuant to the Amendment, the Company will pay WME an extension fee equal to Two Hundred Fifty Thousand Dollars ($250,000) within three (3) business days from the date the parties executed the Amendment. Additionally, the date of Closing set forth in the PSA has been changed from November 30, 2006 to January 4, 2007. Further, the Deposit equal to Two Million Five Hundred Thousand Dollars ($2,500,000) has been released to WME and now is considered fully earned and nonrefundable, although such amount will continue to be credited against the Purchase Price at Closing.

The Company also has waived its right, pursuant to the Amendment, to submit any additional title defect notices other than title defect notices timely submitted to WME. WME also has agreed to cooperate with the Company to obtain such additional instruments as may be necessary or desirable to resolve certain alleged title defects more particularly described in the Amendment. WME also agreed to cooperate with the Company to address certain other issues more particularly described in the Amendment.

The Company and WME both waived any right to a purchase price adjustment pursuant to certain sections of the PSA. The Company also waived certain conditions set forth in the PSA relating to the availability and cost of injected water and to hydrocarbon leases. The parties also agreed to eliminate their ability to terminate the PSA based upon the cumulative effect of purchase price adjustments and Environmental Defect Values. Finally, the parties agreed to change the Effective Time to 7:00 a.m. local time on January 1, 2007.

The foregoing is qualified in its entirety by reference to the Amendment, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 10.1	Amendment to Purchase and Sale Agreement between Wyoming Mineral Exploration, LLC and Rancher Energy Corp. dated August 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature:	/s/ John Works
Name:	John Works
Title:	President, Principal Executive Officer and Principal Financial Officer

Dated: December 4, 2006

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Amendment to Purchase and Sale Agreement between Wyoming Mineral Exploration, LLC and Rancher Energy Corp. dated August 10, 2006